April 2025

Pricing Supplement pursuant to Rule 424(b)(2) dated April 30, 2025 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$4,000,000 Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index. The securities may be automatically called on any call observation date.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value, resulting in a payment on the applicable call payment date equal to (i) the principal amount of your securities plus (ii) such principal amount times the call premium amount applicable to such call observation date. No payments will be made after the call payment date.

At maturity, if not previously called, you may lose a significant portion or all of your investment in the securities. You will not participate in any appreciation of the underlying indexes.

The securities are for investors who seek a return of between 16.00% and 96.00%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity.

FINAL TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes (each individually, an underlying index):	the S&P 500® Index (current Bloomberg symbol: “SPX Index”), the Nikkei 225 (current Bloomberg symbol: “NKY Index”) and the EURO STOXX 50® Index (current Bloomberg symbol: “SX5E Index”)
Principal amount:

$4,000,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “— Automatic call feature” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	April 30, 2025
Original issue date:	May 5, 2025
Valuation date:	April 30, 2031, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	May 5, 2031, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final index value of each underlying index is greater than or equal to its initial index value, the sum of (i) $1,000 plus (ii) the product of $1,000 times the maturity date premium amount;
•
if the final index value of any underlying index is less than its initial index value but the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000; or
•
if the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

Initial index value:

5,569.06 with respect to the S&P 500® Index, 36,045.38 with respect to the Nikkei 225 and 5,160.22 with respect to the EURO STOXX 50® Index. The initial index value of each underlying index is the index closing value of such underlying index on the pricing date

Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Downside threshold level:

4,455.248 with respect to the S&P 500® Index, 28,836.304 with respect to the Nikkei 225 and 4,128.176 with respect to the EURO STOXX 50® Index (in each case 80.00% of such underlying index’s initial index value)

CUSIP / ISIN:	40058HS75 / US40058HS759
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $946 per security. See the following page for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	3.50% ($140,000 in total)*	96.50% ($3,860,000 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $35.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 18,618 dated April 30, 2025.

FINAL TERMS (continued)
Call observation dates:	as set forth under “Call observation dates” below
Call payment dates:	as set forth under “Call payment dates” below
Automatic call feature:

if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and you will receive for each $1,000 principal amount an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the call premium amount applicable to the corresponding call observation date. No payments will be made after the call payment date.

Call premium amount:	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” below
Maturity date premium amount:	96.00%
Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Call observation dates*	Call payment dates*	Call premium amount
May 7, 2026	May 12, 2026	16.00%
July 30, 2026	August 4, 2026	20.00%
October 30, 2026	November 4, 2026	24.00%
February 1, 2027	February 4, 2027	28.00%
April 30, 2027	May 5, 2027	32.00%
July 30, 2027	August 4, 2027	36.00%
November 1, 2027	November 4, 2027	40.00%
January 31, 2028	February 3, 2028	44.00%
May 2, 2028	May 5, 2028	48.00%
July 31, 2028	August 3, 2028	52.00%
October 30, 2028	November 2, 2028	56.00%
January 30, 2029	February 2, 2029	60.00%
May 2, 2029	May 7, 2029	64.00%
July 30, 2029	August 2, 2029	68.00%
October 30, 2029	November 2, 2029	72.00%
January 30, 2030	February 4, 2030	76.00%
April 30, 2030	May 3, 2030	80.00%
July 30, 2030	August 2, 2030	84.00%
October 30, 2030	November 4, 2030	88.00%
January 30, 2031	February 4, 2031	92.00%
* Subject to adjustment as described in the accompanying general terms supplement

April 2025

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp., may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $946 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $54 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through May 11, 2026, as described below). On and after May 12, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $54 initial additional amount:

• $19 will decline to zero on a straight-line basis from the time of pricing through May 11, 2026; and

• $35 will decline to zero on a straight-line basis from May 30, 2025 through June 12, 2025.

April 2025

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,741 dated February 14, 2025
•
Underlier supplement no. 44 dated March 20, 2025
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 44 to “underlier(s)”, “indices”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst performing”, “pricing date” and “underlying index publisher”, respectively.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Investment Summary

The Jump Securities with Auto-Callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031 (the “securities”) do not provide for the regular payment of interest. Instead, the securities provide an opportunity to earn a fixed premium payment that could increase in amount the longer the securities remain outstanding. A fixed call premium payment will be paid on a call payment date (and the securities will be automatically called and no further payments will be made) if the index closing value of each underlying index on the related call observation date is greater than or equal to its initial index value. If the securities have not been automatically called prior to maturity, a fixed maturity premium payment will be paid on the stated maturity date if the index closing value of each underlying index on the valuation date is greater than or equal to its initial index value. If the securities have not been automatically called prior to maturity and the index closing value of any underlying index on the valuation date is less than its initial index value but the index closing value of each underlying index is greater than or equal to its downside threshold level, investors will receive the stated principal amount of their securities. However, if the index closing value of any underlying index on the valuation date is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 80.00% of the stated principal amount of the securities and could be zero. No fixed call premium payment will be paid with respect to a call observation date, and the securities will remain outstanding, if the index closing value of any underlying index is below its initial index value on such date. No fixed maturity premium payment will be paid with respect to the valuation date, and investors will lose more than 20.00% of their initial investment, if the index closing value of any underlying index is below its downside threshold level on such date. Accordingly, investors in the securities must be willing to accept the risk of not receiving any fixed premium payment during the term of the securities, even if the securities remain outstanding until the stated maturity, and the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of any underlying index.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities are for investors who seek a return of between 16.00% and 96.00%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity. The following scenarios are for illustrative purposes only to demonstrate how the payment on a call payment date (if the securities are automatically called) and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, a positive return on the securities may never be realized and the payment at maturity may be less than 80.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity and investors receive principal back and a return equal to the applicable call premium amount

This scenario assumes that each underlying index closes at or above its initial index value on a call observation date. As a result, the securities are automatically called for the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount with respect to the related call observation date. If the securities are automatically called, no further payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a return equal to the maturity date premium amount at maturity

This scenario assumes that any underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying index closes at or above its initial index value. At maturity, investors will receive the stated principal amount plus the product of the stated principal amount times the maturity date premium amount.

Scenario 3: the securities are not automatically called prior to maturity and investors receive principal back

This scenario assumes that any underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, any underlying index closes below its initial index value, but each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount of their securities.

Scenario 4: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that any underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, any underlying index closes below its downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 80.00% of the stated principal amount and could be zero.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the index closing values on each quarterly call observation date and (ii) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Call Observation Dates

Quarterly Call Observation Dates Compare each index closing value on each call observation date against its initial index value until the final call observation date or until the securities are automatically called. The index closing value of each underlying index is greater than or equal to its initial index value Automatic Call You will receive (i) the stated principal amount plus (ii) the product of the stated principal amount times the applicable call premium amount with respect to the related quarterly call observation date No further payment will be made on the securities once they have been redeemed. The index closing value of any underlying index is less than its initial index value No Automatic Call You will not receive any payment with respect to the related quarterly call observation date

Diagram #2: Payment at Maturity if the Securities are Not Automatically Called

Call Observation Dates Valuation Date Payment at Maturity On each call observation date the index closing value of any underlying index is below its initial index value The final index value of each underlying index is greater than or equal to its initial index value (i) The stated principal amount plus (ii) the product of the stated principal amount times the maturity date premium amount. Proceed to Maturity The final index value of any underlying index is less than its initial index value but each underlying index is greater than or equal to its downside threshold level The stated principal amount The final index value of any underlying index is less than its downside threshold level (i) The stated principal amount times (ii) the worst performing index performance factor You will lose a substantial portion or all of your principal in this scenario.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical index closing values on a call observation date could have on the amount payable, if any, on the related call payment date and (ii) the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

For these reasons, the actual performances of the underlying indexes over the life of your securities and the actual index closing values on any call observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

The below examples are based on the following terms:

Hypothetical initial index value:	With respect to each underlying index, 100.00*
Hypothetical downside threshold level:	With respect to each underlying index, 80.00 (80.00% of its hypothetical initial index value)
Call premium amount:	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” above
Maturity date premium amount:	96.00%
Stated principal amount:	$1,000 per security

* The hypothetical initial index value of 100.00 for each underlying index has been chosen for illustrative purposes only and does not represent the actual initial index value for any underlying index.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

How to determine the amount payable, if any, on a call payment date:

Hypothetical Call Observation Date	Index Closing Value			Amount Payable on a Call Payment Date (per security)
	S&P 500® Index	Nikkei 225	EURO STOXX 50® Index
#1	40.00 (below initial index value)	60.00 (below initial index value)	20.00 (below initial index value)	$0.00
#2	75.00 (below initial index value)	30.00 (below initial index value)	50.00 (below initial index value)	$0.00
#3	140.00 (at or above initial index value)	160.00 (at or above initial index value)	130.00 (at or above initial index value)	$1,240.00

On each of hypothetical call observation dates #1 and #2, each underlying index closes below its initial index value. Therefore, the securities are not automatically called on the relevant call payment dates.

On hypothetical call observation date #3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically called and the amount payable on the relevant call payment date equals the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount.

Your notes will not be automatically called, and you will not receive a payment on a call payment date, if the index closing value of any underlying index is below its initial index value on the related call observation date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Index Closing Value (Final Index Value)			Payment at Maturity (per security)
	S&P 500® Index	Nikkei 225	EURO STOXX 50® Index
#1	170.00 (at or above the initial index value)	180.00 (at or above the initial index value)	165.00 (at or above the initial index value)	$1,960 ($1,000 + $1,000 × the maturity date premium amount)
#2	95.00 (below the initial index value but at or above the downside threshold level)	90.00 (below the initial index value but at or above the downside threshold level)	85.00 (below the initial index value but at or above the downside threshold level)	$1,000 (the stated principal amount)
#3	50.00 (below the downside threshold level)	120.00 (at or above the downside threshold level)	190.00 (at or above the downside threshold level)	$1,000 × (50.00 / 100.00) = $500.00
#4	30.00 (below the downside threshold level)	40.00 (below the downside threshold level)	40.00 (below the downside threshold level)	$1,000 × (30.00 / 100.00) = $300.00
#5	25.00 (below the downside threshold level)	30.00 (below the downside threshold level)	30.00 (below the downside threshold level)	$1,000 × (25.00 / 100.00) = $250.00

In example #1, the final index value of each underlying index is at or above its initial index value. Therefore, investors receive at maturity the stated principal amount of the securities and the product of $1,000 times the maturity date premium amount. Investors will not participate in any appreciation of any underlying index.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

In example #2, the final index value of each underlying index is below its initial index level but at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities.

In example #3, the final index value of two underlying indexes is at or above its downside threshold level, but the final index value of one underlying index is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined 70.00% from its initial index value to its final index value, while each of the Nikkei 225 and the EURO STOXX 50® Index has declined 60.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined 75.00% from its initial index value, while each of the Nikkei 225 and the EURO STOXX 50® Index has declined 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $800.00 per security and could be zero.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that neither a market disruption event nor a non-index business day occurs on any originally scheduled call observation date or the originally scheduled valuation date and there are no changes in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index.

While there are twenty potential call payment dates, the examples below only illustrate the amount you will receive, if any, on the first or second call payment date.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the index closing value of each underlying index on the first call observation date were determined to be 125.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 116.00% of the principal amount of your securities or $1,160 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If your securities are not automatically called on the first call observation date and are called on the second call observation date (i.e., on the first call observation date the index closing value of at least one underlying index is less than its initial index value and on the second call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the index closing value of each underlying index on the second call observation date were determined to be 125.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 120.00% of the principal amount of your securities or $1,200 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the index closing value of at least one underlying index is less than its initial index value), the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

The Securities Have Not Been Automatically Called

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
200.000%	196.000%
150.000%	196.000%
130.000%	196.000%
120.000%	196.000%
110.000%	196.000%
105.000%	196.000%
100.000%	196.000%
99.999%	100.000%
90.000%	100.000%
80.000%	100.000%
79.999%	79.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final index value of the worst performing underlying index were determined to be 200.000% of its initial index value, the payment at maturity that we would deliver on your securities would be limited to 196.000% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

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Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the underlying indexes as measured from their initial index values to the index closing value of the worst performing underlying index on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Worst Performing Underlying Index

If your securities are not automatically called and the final index value of the worst performing underlying index is less than its downside threshold level, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final index value of the worst performing underlying index to its downside threshold level will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than its downside threshold level will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the value of the worst performing underlying index.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

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Principal at Risk Securities

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped

Regardless of the index closing value of each underlying index on a call observation date or the valuation date, the amount you may receive on the related call payment date or the stated maturity date is capped and you will not benefit from any increase in the index closing value of any underlying index above the initial index value. If your securities are automatically called on a call observation date, the payment you will receive for each $1,000 face amount of your securities will depend on the applicable call premium amount. Similarly, if your securities remain outstanding until the stated maturity date, the payment you will receive for each $1,000 face amount of your securities will be based on the maturity date premium amount.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date Is Not Linked to the Index Closing Values of the Underlying Indexes at Any Time Other Than on the Applicable Call Observation Date or the Valuation Date, as the Case May Be

The amount you will receive on a call payment date, if any, will be paid only if the index closing value of each underlying index is greater than or equal to its initial index value on the related call observation date. Therefore, the index closing value for each underlying index on dates other than the call observation dates will have no effect on any amount paid in respect of your securities on the call payment date. In addition, the amount you will receive on the stated maturity date, if any, will be based on the index closing value for each underlying index on the valuation date. Therefore, for example, if the final index value of an underlying index dropped precipitously on the valuation date, the amount paid on the securities would be significantly less than it would otherwise have been had the amount been linked to the index closing value for each underlying index prior to such drop. Although the actual index closing value for each underlying index on the call payment dates, stated maturity date or at other times during the life of the securities may be higher than the index closing value for each underlying index on the call observation dates or the valuation date, you will not benefit from the index closing value for any underlying index on any date other than on the call observation dates or the valuation date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

If the securities are not automatically called, the payment at maturity will be based on the worst performing underlying index without regard to the performances of the other underlying indexes. As a result, you could lose all or a significant portion of your initial investment if the worst performing underlying index performance factor is negative, even if there is an increase in the values of the other underlying indexes. This could be the case even if one or more of the other underlying indexes increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its downside threshold level on the valuation date than if the securities were linked to only one underlying index. Therefore, it is more likely that you will suffer a significant loss on your investment.

April 2025

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Principal at Risk Securities

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index. Therefore, you will be exposed equally to the risks related to each underlying index. Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes. Accordingly, your investment is subject to the full market risk of each underlying index.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

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Principal at Risk Securities

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the value of the underlying indexes;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Investing in the Securities Is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may

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Principal at Risk Securities

differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Nikkei 225 and the EURO STOXX 50® Index

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked, in part, to underlying indexes that are comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

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Principal at Risk Securities

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlying index, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the securities. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive

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Principal at Risk Securities

upon the sale, exchange, redemption, or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underlying indexes during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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The Underlying Indexes

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” in the accompanying underlier supplement.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Nikkei 225

The Nikkei Stock Average, more commonly known as the Nikkei 225, is a price-weighted equity index comprised of 225 highly liquid stocks of the Tokyo Stock Exchange Prime Market and aims to maintain long-term continuity and reflect changes in industry structure and provide a benchmark for the Japanese equity markets and the Japanese economy. For more details about the Nikkei 225, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — Nikkei 225” in the accompanying underlier supplement.

Goldman Sachs has entered into a non-exclusive license agreement with Nikkei Inc. (“NKI”) whereby GS Finance Corp., in exchange for a fee, will be permitted to use the Nikkei 225 in connection with the offer and sale of your security. Any intellectual property rights relating to the Nikkei 225 belong to NKI. Goldman Sachs is not affiliated with NKI; the only relationship between NKI and Goldman Sachs is the licensing of the use of the Nikkei 225 and trademarks relating to the Nikkei 225.

NKI is under no obligation to continue the calculation and dissemination of the Nikkei 225. Your security is not sponsored, endorsed, sold or otherwise promoted by NKI. No inference should be drawn from the information contained herein that NKI makes any representation or warranty, express or implied, to us or any holder of your security or any member of the public regarding the advisability of investing in securities generally or in your security in particular or the ability of the Nikkei 225 to track generally stock market performance.

NKI determines, composes and calculates the Nikkei 225 without regard to your security. NKI has no obligation to take into account your interest, or that of anyone else having an interest, in your security in determining, composing or calculating the Nikkei 225 or any successor index. NKI is not responsible for and has not participated in the determination of the terms, prices or amount of your security and will not be responsible for or participate in any determination or calculation regarding the principal amount of your security payable at the stated maturity date. NKI has no obligation or liability in connection with the administration, marketing or trading of your security.

Neither NKI nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225. NKI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the

Nikkei 225 or the manner in which the Nikkei 225 is applied in determining the level of the Nikkei 225 or any amount payable upon maturity of your security.

NKI DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI 225 OR ANY DATA INCLUDED IN THE NIKKEI 225. NKI ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSION

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Principal at Risk Securities

EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the EURO STOXX 50® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — EURO STOXX 50® Index” in the accompanying underlier supplement.

The EURO STOXX 50® is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the underlying index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying indexes have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in you receiving any payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a substantial portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying indexes. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2020, 2021, 2022, 2023 and 2024 and the first two calendar quarters of 2025 (through April 30, 2025). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,170.70	4,530.41
Quarter ended June 30	4,582.64	3,666.77	3,785.38
Quarter ended September 30	4,305.20	3,585.62	3,585.62
Quarter ended December 31	4,080.11	3,577.03	3,839.50
2023
Quarter ended March 31	4,179.76	3,808.10	4,109.31
Quarter ended June 30	4,450.38	4,055.99	4,450.38
Quarter ended September 30	4,588.96	4,273.53	4,288.05
Quarter ended December 31	4,783.35	4,117.37	4,769.83
2024
Quarter ended March 31	5,254.35	4,688.68	5,254.35
Quarter ended June 30	5,487.03	4,967.23	5,460.48
Quarter ended September 30	5,762.48	5,186.33	5,762.48

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Quarter ended December 31	6,090.27	5,695.94	5,881.63
2025
Quarter ended March 31	6,144.15	5,521.52	5,611.85
Quarter ending June 30 (through April 30, 2025)	5,670.97	4,982.77	5,569.06

Historical Quarterly High, Low and Period End Index Closing Values of the Nikkei 225

	High	Low	Period End
2020
Quarter ended March 31	24,083.51	16,552.83	18,917.01
Quarter ended June 30	23,178.10	17,818.72	22,288.14
Quarter ended September 30	23,559.30	21,710.00	23,185.12
Quarter ended December 31	27,568.15	22,977.13	27,444.17
2021
Quarter ended March 31	30,467.75	27,055.94	29,178.80
Quarter ended June 30	30,089.25	27,448.01	28,791.53
Quarter ended September 30	30,670.10	27,013.25	29,452.66
Quarter ended December 31	29,808.12	27,528.87	28,791.71
2022
Quarter ended March 31	29,332.16	24,717.53	27,821.43
Quarter ended June 30	28,246.53	25,748.72	26,393.04
Quarter ended September 30	29,222.77	25,935.62	25,937.21
Quarter ended December 31	28,383.09	26,093.67	26,094.50
2023
Quarter ended March 31	28,623.15	25,716.86	28,041.48
Quarter ended June 30	33,706.08	27,472.63	33,189.04
Quarter ended September 30	33,753.33	31,450.76	31,857.62
Quarter ended December 31	33,681.24	30,526.88	33,464.17
2024
Quarter ended March 31	40,888.43	33,288.29	40,369.44
Quarter ended June 30	39,838.91	37,068.35	39,583.08
Quarter ended September 30	42,224.02	31,458.42	37,919.55
Quarter ended December 31	40,281.16	37,808.76	39,894.54
2025
Quarter ended March 31	40,083.30	35,617.56	35,617.56
Quarter ending June 30 (through April 30, 2025)	36,045.38	31,136.58	36,045.38

Historical Quarterly High, Low and Period End Index Closing Values of the EURO STOXX 50® Index

	High	Low	Period End
2020
Quarter ended March 31	3,865.18	2,385.82	2,786.90
Quarter ended June 30	3,384.29	2,662.99	3,234.07
Quarter ended September 30	3,405.35	3,137.06	3,193.61
Quarter ended December 31	3,581.37	2,958.21	3,552.64
2021
Quarter ended March 31	3,926.20	3,481.44	3,919.21
Quarter ended June 30	4,158.14	3,924.80	4,064.30
Quarter ended September 30	4,246.13	3,928.53	4,048.08
Quarter ended December 31	4,401.49	3,996.41	4,298.41
2022
Quarter ended March 31	4,392.15	3,505.29	3,902.52
Quarter ended June 30	3,951.12	3,427.91	3,454.86

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Quarter ended September 30	3,805.22	3,279.04	3,318.20
Quarter ended December 31	3,986.83	3,331.53	3,793.62
2023
Quarter ended March 31	4,315.05	3,856.09	4,315.05
Quarter ended June 30	4,408.59	4,218.04	4,399.09
Quarter ended September 30	4,471.31	4,129.18	4,174.66
Quarter ended December 31	4,549.44	4,014.36	4,521.44
2024
Quarter ended March 31	5,083.42	4,403.08	5,083.42
Quarter ended June 30	5,100.90	4,839.14	4,894.02
Quarter ended September 30	5,067.45	4,571.60	5,000.45
Quarter ended December 31	5,041.01	4,729.71	4,895.98
2025
Quarter ended March 31	5,540.69	4,871.45	5,248.39
Quarter ending June 30 (through April 30, 2025)	5,320.30	4,622.14	5,160.22

The graphs below show the daily historical index closing values of each underlying index from January 1, 2020 through April 30, 2025. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

7000
6000
5000
4000
3000
2000
1000
0
Closing Level
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Historical Performance of the Nikkei 225

Closing Level
40000
30000
20000
10000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

Historical Performance of the EURO STOXX 50® Index

Closing Level
6000
5000
4000
3000
2000
1000
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences
No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlying indexes, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your securities.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $35.00 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on May 5, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

April 2025

GS Finance Corp.

Jump Securities with Auto-callable Feature Based on the Value of the Worst-Performing of the S&P 500® Index, the Nikkei 225 and the EURO STOXX 50® Index due May 5, 2031

Principal at Risk Securities

Validity of the PLUS and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such PLUS have been authenticated by the trustee pursuant to the indenture, and such PLUS have been delivered against payment as contemplated herein, (a) such PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025

April 2025